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                                                                    EXHIBIT 10.8

                             CONSULTING AGREEMENT
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CONSULTING AGREEMENT (this "Agreement") dated as of November 19, 1999 (the
"Agreement") by and between Lakaro Biopharmaceuticals, Inc., (the "Company") and Shmuel Ben-Sasson, Ph.D. ("Consultant").

     WHEREAS the Company desires that it be able to call upon the experience and knowledge of Consultant in the field of protein kinases modulation (the "Field") for consultation services and advice in connection with its business;

     WHEREAS Consultant is willing to render such services to the Company on the terms and conditions hereinafter set forth in this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1.  Term of Agreement.  The term of this Agreement shall be for three (3)
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years unless terminated by either party by written notice to the other.  This
Agreement shall be automatically extended or renewed for additional three- (3) year periods unless terminated by either party in accordance with paragraph 5 hereof. The initial period and any extensions or renewals thereof shall constitute the "Consulting Term."

     2.  Position and Responsibilities.
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     (a) Consultant hereby agrees to serve as a consultant to the Company and to render such advice and services to the Company as may be reasonably required by the Company including, without limitation, advising the Company with respect to the direction of the Company's research and product development and business development activities. During the Consulting Term, Consultant shall report directly to Dr. Morris Laster until such time as a Chief Executive Officer shall be designated by and for the Company, and then to such Chief Executive Officer.

     (b) Consultant shall undertake on a best-efforts basis such consultative and advisory services as the Company may reasonable request in connection with the Company's business including, without limitation, the Company's research and development of its current technologies in the Field and evaluation and analysis of any technologies in which the Company shall hereinafter develop a proprietary or other interest.
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     3.   Compensation.  The Company shall pay Consultant in his capacity as a
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consultant to the Company at a rate of two-thousand dollars ($2,000) per month payable monthly in arrears; and

     4.   Stock Issuance.  Upon the execution of this Agreement, the Company
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shall issue to the Consultant 268,512 shares of common stock of the Company in recognition of his contributions as the primary inventor of the signal transduction technology being licensed by the Company from the Children's Medical Center Corporation, and for the payment of $269.00 (the par value of shares), receipt of which is hereby acknowledged.

     5.   Expenses.  The Company shall reimburse the Consultant for all normal
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expenses incurred by Consultant in furtherance of the business and affairs of the Company against receipt by the Company of appropriate vouchers or other proof of the Consultant's expenditures and otherwise in accordance with such expense-reimbursement policy as may from time to time be adopted by the Company.

     6.  Termination.  This Agreement and Consultant's retention hereunder may
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be terminated prior to the end of the Consulting Term for any reason upon one hundred and eighty (180) days written notice by either party (the "Notice Period"). In the event that the Consultant is the party giving notice, he shall be required to continue his work for the Company during the entire notice period, but if the Company is the party giving notice, it shall have the option to require the Consultant to cease his work immediately upon receiving such notice or at any time thereafter during the Notice Period, provided that it shall continue to be liable to compensate the Consultant for the entire Notice Period.

     7.   Confidentiality.
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          (a) Consultant recognizes and acknowledges that in the course of his duties Consultant may receive confidential or proprietary information owned by the Company, or other third parties with whom the Company has an obligation of confidentiality. Therefore, during and after the Consulting Term, Consultant agrees to keep confidential and not disclose or use (except in connection with the fulfillment of his consulting duties to the Company under this Agreement) all confidential or proprietary information owned by, or received by or on behalf of, the Company unless required is required to be disclosed by legal, administrative or judicial process.

          (b) "Confidential Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information or data, business plans, trade secrets, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company.
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          (c) "Confidential Information" shall not include, however, (i)
information in the public domain, (ii) information disclosed to Consultant by a third party entitled to disclose it without any obligation of confidentiality,
(iii) information already known to Consultant prior to its receipt or which is developed through Consultant's own skill, knowledge, know-how and experience; provided that Consultant can evidence such prior knowledge by written documentation, (iv) information which is authorized to be disclosed the Company.

          (d) Upon termination of this Agreement and upon written request by the Company, Consultant shall promptly redeliver to the Company, or, if requested by the Company, promptly destroy all written Confidential Information and any other written material containing Confidential Information, and will be permitted to retain one (1) copy of any such written Confidential Information requested to be returned or destroyed for Consultant's records.

          (e) In the event that Consultant is requested or required (by oral questions, deposition, interrogatories, requests for information, documentation, subpoena, civil investigative demand or other process) to disclose all or any part of any Confidential Information, Consultant shall provide the Company with prompt notice of such request or requirement, as well as notice of the terms and conditions of such request or requirement, so that the Company shall have an opportunity to seek an appropriate protective order. In such case, the parties will consult with each other on the advisability of pursuing such order or other legal action or available steps to resist or narrow such request or requirement. In any event, Consultant shall use his best efforts to obtain and will not oppose action by the Company to obtain, an appropriate protective order or other reliable assurance that confidential treatment will be accorded the disclosure of such information.

     8.   Ownership of Inventions.  In consideration for the compensation paid
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to the Consultant by the Company in paragraph 3 of this Agreement, Consultant hereby assigns to the Company any and all right, title and interest in any inventions that arise from his consulting activities for the Company hereunder, and agrees to cooperate fully in the prosecution of any patent application resulting from any such invention, at the expense of the Company, which cooperation shall include executing any necessary documents in connection therewith.

     9.   Specific Performance.  Consultant acknowledges and agrees that the
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Company's remedies at law for a breach or threatened breach of any of the provisions of paragraphs 6 through 8 would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain any form of equitable relief which may be available to it.

     10.  Representation of Consultant; Use of Name.  Consultant represents that
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there are no binding agreements to which he is a party or by which he is bound,
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forbidding or restricting his activities herein.  In addition, Consultant consents to the use of his name in various reports, brochures or other documents produced by or on behalf of the Company, including any and all documents filed with the Securities and Exchange Commission.

     11.  Non-Competition.  Consultant understands and recognizes that his
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services to the Company are special and unique and agrees that, during the
Consulting Term and for a period of two (2) years from the date of termination of his retention hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business which manufactures or distributes any product arising out of the Field directly or indirectly competitive with an existing or future technology of, or product manufactured or distributed by, the Company in the Field ("Conflicting Product"), either as an individual for his own account, or as a proprietor, partner, member, joint venturer, employee, consultant, agent, salesperson, officer, director or shareholder of a Person operating or intending to operate within the Field, during the term hereof and as of the date of termination, conducting or planning to conduct its business (the "Restricted Businesses"); provided, however, that nothing herein will preclude Consultant from holding one percent or less of the stock of any publicly traded company; or from holding a position with a Person which does not engage in a business in the Field directly or indirectly competitive with a Conflicting Product or a Restricted Business so long as Consultant works solely in a division of such Person which carries on a bona fide business which is not in the Field or that is not directly or indirectly competitive with a Conflicting Product or a Restricted Business.

     12.  Non-Solicitation.  During the Consulting Term, and for two (2) years
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thereafter, Consultant shall not, directly or indirectly, without the prior written consent of the Company:

          (a) interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any of its licensors, licensees, clients, customers, suppliers, employees or other related parties, or solicit or induce for hire any of the employees, agents, consultants or advisors of the Company or any such individual who in the past was employed or retained by the Company, within six (6) months of the termination of said individual's employment or retention by the Company;

          (b) solicit or accept employment or be retained by any party who, at any time during the Term, was a customer or supplier of the Company or any Affiliate or any licensor or licensee thereof where his position will be related to a Conflicting Product or to a Restricted Business (as such term is defined in
Section 10 above); or
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          (c) solicit or accept the business of any customer or supplier of the
Company or any Affiliate with respect to products similar to those supplied by the Company.

          (d) During and after the Consulting Term, Consultant agrees not to make any disparaging comment or statement about the Company, whether or not true, including but not limited to comments which could adversely effect the conduct of the Company's business, any of its plans or prospects, or the business name or reputation of the Company.

     13.  Consultant Not an Employee.  The Company and Consultant hereby
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acknowledge and agree that Consultant shall perform the services hereunder as an independent contractor and not as an employee of the Company. Consultant agrees that he will file his own tax returns on the basis of his status as an independent contractor for the reporting of all income, social security, employment and other taxes due and owing on the consideration received by him under this Agreement and that he is responsible for the payment of such taxes. Similarly, other than as set forth in this Agreement, Consultant shall not be entitled to benefits specifically associated with employment status, such as medical, dental and life insurance of the Company and shall not be entitled to participate in any other employer benefit programs, except as is set forth in a separate Subscription Agreement between the parties hereto. As an independent contractor, Consultant acknowledges, understands and agrees that he is not, and shall not represent himself to third parties as being, the agent or representative of the Company nor does he have, and shall not represent himself to third parties as having, power or authority to do or take any action for or on behalf of the Company, as its agent, representative or otherwise, except as specifically set forth herein.

     14.  Miscellaneous.
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          (a)  Governing Law. This Agreement shall be governed by and construed
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in accordance with the laws of the State of Israel, without regard to principles of conflicts of laws.

          (b)  Entire Agreement; Amendment.  This Agreement contains the entire
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understanding of the parties with respect to the retention of Consultant by the
Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

          (c)  No Waiver.  The failure of a party to insist upon strict
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adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement.
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          (d)  Severability.  In the event that any one or more of the
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provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          (e)  Successors; Binding Agreement.  This Agreement shall inure to the
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benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

          (f)  Counterparts; Effectiveness.  This Agreement may be signed in
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counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                     Consultant:


                                     By: __________________________________
                                     Name: Shmuel Ben-Sasson, Ph.D.


                                     Company:

                                     LAKARO BIOPHARMACEUTICALS, INC.


                                     By: __________________________________
                                     Name:
                                     Its: